UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2023

Bird Global, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41019	86-3723155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

392 NE 191st Street #20388
Miami, Florida 33179
(Address of principal executive offices and Zip code)
(866) 205-2442
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BRDS	The New York Stock Exchange
Warrants, each whole warrant exercisable to purchase one share of Class A common stock at an exercise price of $11.50 per share	BRDS WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 9, 2023, Bird Global, Inc. (the “Company”) announced its financial results for the three and six month periods ending on and as of June 30, 2023. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1, which, in its entirety, is incorporated herein by reference.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 9, 2023, the Board of Directors (the “Board”) of the Company terminated Shane Torchiana as Chief Executive Officer of the Company, effective immediately, and after giving effect to such termination, Mr. Torchiana was no longer employed by Bird Rides, Inc., the Company, or any of its affiliates. Subject to Mr. Torchiana’s timely execution of a separation and release agreement (and non-revocation in the time provided to do so), which includes a release of claims against the Company and its affiliates, Mr. Torchiana will be entitled to receive the payments and benefits associated with a termination without Cause, as such term is defined in Mr. Torchiana’s Employment Letter dated November 9, 2022, from Bird Rides, Inc., which was originally filed as Exhibit 10.1 attached to the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission (“SEC”) on November 16, 2022.

On August 9, 2023, the Board appointed Michael Washinushi as the Company’s Interim Chief Executive Officer, effective immediately. Mr. Washinushi will serve as Interim Chief Executive Officer until the Board has identified and appointed a successor. The Board will initiate a search to identify the Company’s Chief Executive Officer, for which it intends to evaluate both internal and external candidates.

Mr. Washinushi, age 54, has served as Chief Financial Officer of the Company since January 2023 and will continue to serve as Chief Financial Officer while he is the Interim Chief Executive Officer.

At this time, the Company has not entered into, amended, or modified any plan, contract, agreement, grant or award in connection with Mr. Washinushi’s appointment to serve as the interim Chief Executive Officer. Information regarding Mr. Washinushi’s professional background was previously disclosed in the Company’s Amendment No.1 on Form 10-K/A filed with the SEC on May 1, 2023. Mr. Washinushi has no family relationship with any directors or executive officers of the Company, nor are there any arrangements or understandings between Mr. Washinushi and any other persons pursuant to which he was selected as an officer of the Company. There are no related party transactions between Mr. Washinushi and the Company reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 5.08 Shareholder Director Nominations

To the extent applicable, the information in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01 Other Events

Company Press Release

On August 9, 2023, the Company issued a press release announcing the appointment of Mr. Washinushi as the Company’s Interim Chief Executive Officer. A copy of the Company’s August 9, 2023 press release is filed herewith as Exhibit 99.2 to this Current Report on Form 8-K and is hereby incorporated by reference.

2023 Annual Meeting and Record Date

On August 9, 2023, the Board has determined that the date of its 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) will be Thursday, November 16, 2023. The 2023 Annual Meeting will be a virtual-only meeting conducted via remote communications. The time and meeting website information for the 2023 Annual Meeting will be set forth in the Company’s proxy statement for the 2023 Annual Meeting, which will be filed prior to the 2023 Annual Meeting with the SEC.

The record date for the determination of stockholders entitled to receive notice of and to vote at the 2023 Annual Meeting will be September 29, 2023.

The meeting date for the 2023 Annual Meeting has been advanced more than 30 days from the anniversary of the Company’s 2022 annual meeting of stockholders. Pursuant to Rule 14a-8, in order for a stockholder proposal or the nomination of a candidate for director to be included in the Company’s definitive proxy statement for the 2023 Annual

Meeting, it must be submitted to the Company’s executive office at 392 NE 191st Street #20388, Attn: Secretary, Miami, Florida 33179, no later than 5:00 p.m. on August 21, 2023, which the Company believes is a reasonable time before it begins to print and send its proxy materials. The proposals and nominations must comply with all of the applicable requirements set forth in the rules and regulations of the SEC, under the Exchange Act, and the Company’s Amended and Restated Bylaws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of the Company, dated August 9, 2023
99.2	Press Release of the Company, dated August 9, 2023
104	Cover page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bird Global, Inc.

Date: August 9, 2023	By:	/s/ Michael Washinushi
	Name:	Michael Washinushi
	Title:	Chief Financial Officer